Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Stacy Feit
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

FOURTH QUARTER OF FISCAL 2020 AND PROVIDES BUSINESS UPDATE

CALABASAS HILLS, Calif., – February 17, 2021 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the fourth quarter of fiscal 2020, which ended on December 29, 2020.

Total revenues were $554.6 million in the fourth quarter of fiscal 2020 compared to $694.0 million in the fourth quarter of fiscal 2019. Net loss available to common stockholders and diluted net loss per common share were $37.3 million and $0.85, respectively, in the fourth quarter of fiscal 2020, reflecting the impact of COVID-19. The results in this press release include the acquisition of North Italia and the remaining business of Fox Restaurant Concepts LLC (“FRC”) on October 2, 2019.

During the fourth quarter of fiscal 2020, the Company recorded pre-tax impairment of assets and lease termination expense of $14.6 million, primarily comprised of non-cash impairment charges for two Grand Lux Cafe locations where the leases are expected to terminate in the next year. The Company also recorded COVID-19 related charges of $5.4 million, for costs such as sick pay, healthcare and meal benefits for furloughed staff members, additional sanitation and personal protective equipment.

Excluding the after-tax impact of these and certain other items, and reflecting the potential impact of the conversion of the Company’s convertible preferred stock into common stock, adjusted net loss and adjusted net loss per share for the fourth quarter of fiscal 2020 were $17.2 million and $0.32, respectively. Please see the Company’s reconciliation of non-GAAP financial measures at the end of this press release.

Comparable restaurant sales at The Cheesecake Factory restaurants decreased 19.5% in the fourth quarter of fiscal 2020, reflecting the impact of COVID-19.

Fiscal 2021 first quarter-to-date through February 16, 2021, comparable sales for The Cheesecake Factory restaurants with reopened indoor dining rooms are down approximately 9%, supported by approximately 40% off-premise sales mix and reflecting the impact of lapping full capacity holidays last year, including this past Valentine's Day and Presidents' Day weekend, as well as restaurant closures associated with the winter storms this week. In aggregate, across restaurant operating models, fiscal 2021 first quarter to-date through February 16, 2021 comparable sales at The Cheesecake Factory restaurants are down approximately 18%.

As of today, approximately 80% of the Company’s restaurants across its concepts, including 166 Cheesecake Factory locations, are operating with reopened indoor dining rooms with limited capacity in accordance with local mandates and social distancing protocols. On average, Cheesecake Factory restaurants with reopened dining rooms are operating at 50% capacity. Approximately 17% of the Company’s restaurants across its concepts, including 39 Cheesecake Factory locations, are operating with reopened patios, one Cheesecake Factory location is operating an off-premise only model and three locations across the Company’s concepts are currently closed.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

“We had a good start to the fourth quarter with comparable sales at The Cheesecake Factory restaurants down just high single digits in October despite mandated capacity restrictions,” said David Overton, Chairman and Chief Executive Officer. “Through the balance of the fourth quarter, the sales trend softened given the impact of additional dining room closures and capacity restrictions in response to rising COVID-19 cases in a number of our markets. However, our strong position in the off-premise channel helped support the business during this period, with sales at The Cheesecake Factory restaurants that were operating an off-premise only model far exceeding prior peak off-premise sales volumes seen earlier in the COVID-19 pandemic, while restaurants with reopened dining rooms continued to sustain strong performance in the off-premise channel as well.”

Overton continued, “I’m proud of how our teams across our concepts continue to manage through the latest round of operating restrictions, enabling delicious, memorable experiences for our guests and solid performance in spite of the challenges they face. Looking ahead, given our sales results so far in the first quarter, we believe that our concepts are well-positioned for a recovery as dining restrictions ease, and we are excited about the long-term growth opportunities that lie ahead as well.”

Development

During the fourth quarter of fiscal 2020, The Cheesecake Factory opened in Clearwater, Florida, and Culinary Dropout and Blanco opened additional locations in Arizona. One restaurant opened internationally in Mexico under a licensing agreement during the fourth quarter of fiscal 2020.

Balance Sheet & Cash Flow

During the fourth quarter, the Company generated $35.6 million in cash flow from operating activities.

As of December 29, 2020, the Company had total available liquidity of approximately $250 million, including a cash balance of approximately $154.1 million and availability on its revolving credit facility of $96.6 million. Total debt outstanding was $280.0 million.

A $5.0 million dividend for the fourth quarter of fiscal 2020 was paid in-kind to holders of the Company’s convertible preferred stock.

Conference Call and Webcast

The Company will hold a conference call to review its results for the fourth quarter of fiscal 2020 today at 2:00 p.m. Pacific Time. The conference call will be webcast live on the Company’s website at investors.thecheesecakefactory.com and a replay of the webcast will be available through March 19, 2021.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated is a leader in experiential dining. We are culinary forward and relentlessly focused on hospitality. Delicious, memorable experiences created by passionate people – this defines who we are and where we are going. We currently own and operate 294 restaurants throughout the United States and Canada under brands including The Cheesecake Factory®, North Italia® and a collection within the Fox Restaurant Concepts subsidiary. Internationally, 27 The Cheesecake Factory® restaurants operate under licensing agreements. Our bakery division operates two facilities that produce quality cheesecakes and other baked products for our restaurants, international licensees and third-party bakery customers. In 2020, we were named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the seventh consecutive year. To learn more, visit www.thecheesecakefactory.com, www.northitalia.com and www.foxrc.com.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

From FORTUNE. ©2020 Fortune Media IP Limited. FORTUNE 100 Best Companies to Work For is a trademark of Fortune Media IP Limited and is used under license. FORTUNE and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, Licensee.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding first quarter to-date comparable restaurant sales, continued strength in off-premise sales, the Company’s ability to continue to manage through the latest round of operating restrictions, the Company’s expectation that its concepts are well-positioned as dining restrictions ease and the Company’s long-term growth opportunities. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by various factors including: the rapidly evolving nature of the COVID-19 outbreak and related containment measures, including the potential for a complete shutdown of the Company’s restaurants, international licensee restaurants and the Company’s bakery operations; demonstrations, political unrest, potential damage to or closure of the Company’s restaurants and potential reputational damage to the Company or any of its brands; economic, public health and political conditions that impact consumer confidence and spending, including the impact of COVID-19 and other health epidemics or pandemics on the global economy; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of North Italia and the Fox Restaurant Concepts restaurants; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in unemployment rates; changes in laws impacting the Company’s business, including laws and regulations related to COVID-19 impacting restaurant operations and customer access to off- and on-premise dining; increases in minimum wages and benefit costs; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located, and the Company’s ability to successfully manage its lease arrangements with landlords; unanticipated costs that may arise due to a return to normal course of business including potential negative impacts from furlough actions; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; compliance with debt covenants; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risk, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

The Cheesecake Factory Incorporated

Condensed Consolidated Financial Statements

(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended		13 Weeks Ended		52 Weeks Ended		52 Weeks Ended
Consolidated Statements of Income	December 29, 2020(1)		December 31, 2019(1)		December 29, 2020(1)		December 31, 2019(1)
	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues
Revenues	$554,552	100.0%	$694,030	100.0%	$1,983,225	100.0%	$2,482,692	100.0%
Costs and expenses:
Cost of sales	127,195	22.9%	158,217	22.8%	458,332	23.1%	561,783	22.6%
Labor expenses	218,126	39.3%	250,836	36.2%	778,586	39.3%	899,667	36.3%
Other operating costs and expenses	167,329	30.2%	179,889	26.0%	616,069	31.1%	631,613	25.5%
General and administrative expenses	40,177	7.3%	47,273	6.8%	157,644	7.9%	160,199	6.5%
Depreciation and amortization expenses	22,612	4.1%	23,770	3.4%	91,415	4.6%	88,133	3.5%
Impairment of assets and lease termination expenses	14,602	2.6%	18,247	2.6%	219,333	11.1%	18,247	0.7%
Acquisition-related costs	356	0.1%	2,080	0.3%	2,699	0.1%	5,270	0.2%
Acquisition-related contingent consideration, compensation and amortization expenses	120	0.0%	1,033	0.1%	(3,872)	(0.2)%	1,033	0.0%
Preopening costs	2,846	0.5%	6,298	0.9%	10,456	0.5%	13,149	0.5%
Total costs and expenses	593,363	107.0%	687,643	99.1%	2,330,662	117.5%	2,379,094	95.8%
(Loss)/income from operations	(38,811)	(7.0)%	6,387	0.9%	(347,437)	(17.5)%	103,598	4.2%
Loss on investment in unconsolidated affiliates	-	0.0%	52,672	7.6%	-	0.0%	39,233	1.6%
Interest and other (expense)/income, net	(1,580)	(0.3)%	(2,480)	(0.3)%	(8,599)	(0.5)%	(2,497)	(0.1)%
(Loss)/income before income taxes	(40,391)	(7.3)%	56,579	8.2%	(356,036)	(18.0)%	140,334	5.7%
Income tax (benefit)/provision	(8,074)	(1.5)%	7,870	1.2%	(102,671)	(5.2)%	13,041	0.5%
Net (loss)/income	(32,317)	(5.8)%	48,709	7.0%	(253,365)	(12.8)%	127,293	5.2%
Dividends on Series A preferred stock	(4,953)	(0.9)%	-	0.0%	(13,485)	(0.7)%	-	0.0%
Direct and incremental Series A preferred stock issuance cost	-	0.0%	-	0.0%	(10,257)	(0.5)%	-	0.0%
Net (loss)/income available to common stockholders	$(37,270)	(6.7)%	$48,709	7.0%	$(277,107)	(14.0)%	$127,293	5.2%

Basic net (loss)/income per common share	$(0.85)		$1.11		$(6.32)		$2.90
Basic weighted average shares outstanding	43,928		43,694		43,869		43,949

Diluted net (loss)/income per common share	$(0.85)		$1.10		$(6.32)		$2.86
Diluted weighted average shares outstanding	43,928		44,249		43,869		44,545

(1) Results include the acquisition of North Italia and the remaining business of Fox Restaurant Concepts LLC (“FRC”) on October 2, 2019.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

	13 Weeks Ended	13 Weeks Ended	52 Weeks Ended	52 Weeks Ended
Selected Segment Information	December 29, 2020(1)	December 31, 2019(1)	December 29, 2020(1)	December 31, 2019(1)
Revenues:
The Cheesecake Factory restaurants	$438,485	$544,629	$1,585,008	$2,180,882
North Italia	30,324	35,268	102,585	35,268
Other FRC	28,792	39,335	96,856	39,335
Other	56,951	74,798	198,776	227,207
Total	$554,552	$694,030	$1,983,225	$2,482,692

(Loss)/income from operations(2):
The Cheesecake Factory restaurants	$14,331	$54,571	$45,540	$258,374
North Italia	(49)	1,608	(77,371)	1,608
Other FRC	51	5,309	(77,026)	5,309
Other	(53,144)	(55,101)	(238,580)	(161,693)
Total	$(38,811)	$6,387	$(347,437)	$103,598

Preopening costs:
The Cheesecake Factory restaurants	$1,049	$4,093	$4,206	$9,967
North Italia	683	1,297	2,578	1,297
Other FRC	797	49	1,324	49
Other	317	859	2,348	1,836
Total	$2,846	$6,298	$10,456	$13,149

Depreciation and amortization:
The Cheesecake Factory restaurants	$16,657	$17,631	$67,514	$70,971
North Italia	841	829	3,608	829
Other FRC	1,088	1,037	4,090	1,037
Other	4,026	4,273	16,203	15,296
Total	$22,612	$23,770	$91,415	$88,133

(1) The Company completed the acquisition of North Italia and the remaining business of FRC on October 2, 2019. The Company’s consolidated financial statements include the results of the acquired businesses as of the date of acquisition.

(2) During the thirteen weeks ended December 29, 2020, the Company recorded impairment of assets and lease termination expenses of $0.5 million for The Cheesecake Factory restaurants, $0.3 million for North Italia, $0.1 million for Other FRC and $13.7 million for the Other segment. During the fifty-two weeks ended December 29, 2020, the Company recorded impairment of assets and lease termination expenses of $3.3 million for The Cheesecake Factory restaurants, $71.8 million for North Italia, $73.0 million for Other FRC and $71.2 million for Other.

The Cheesecake Factory restaurants operating information:
Comparable restaurant sales	(19.5)%	0.6%	(28.2)%	0.8%
Restaurants opened during period	1	3	1	5
Restaurants open at period-end	206	206	206	206
Restaurant operating weeks	2,666	2,655	10,642	10,520

North Italia operating information:
Comparable restaurant sales	(18)%	4%	(28)%	4%
Restaurants opened during period	-	1	1	1
Restaurants open at period-end	23	22	23	22
Restaurant operating weeks	299	280	1,146	280

Other Fox Restaurant Concepts (FRC) operating information:(1)
Restaurants opened during period	2	-	2	-
Restaurants open at period-end	27	25	27	25
Restaurant operating weeks	330	325	1,139	325

Other operating information:(2)
Restaurants opened during period	-	2	3	3
Restaurants open at period-end	39	39	39	39
Restaurant operating weeks	479	525	1,721	1,180

Number of company-owned restaurants:
The Cheesecake Factory	206
North Italia	23
Other FRC	27
Other	39
Total	295

Number of international-licensed restaurants:
The Cheesecake Factory	27

(1) The Other FRC segment includes all FRC brands except Flower Child.

(2) The Other segment includes the Flower Child, Grand Lux Cafe, RockSugar Southeast Asian Kitchen and Social Monk Asian Kitchen concepts, as well as the Company's third-party bakery, international and consumer packaged goods businesses, unallocated corporate expenses and gift card costs.

Selected Consolidated Balance Sheet Information	December 29, 2020	December 31, 2019
Cash and cash equivalents	$154,085	$58,416
Long-term debt	280,000	290,000

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present net (loss)/income and net (loss)/income per share excluding the impact of certain items. The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP. These non-GAAP measures are calculated by eliminating from net (loss)/income and diluted net (loss)/income per share the impact of items the Company does not consider indicative of its ongoing operations. To reflect the potential impact of the conversion of the Company’s convertible preferred stock into common stock, the Company excludes the preferred dividend and direct and incremental preferred stock issuance costs, and assumes all convertible preferred shares convert to common stock. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.

The Cheesecake Factory Incorporated

Reconciliation of Non-GAAP Financial Measures

(unaudited; in thousands, except per share data)

	13 Weeks Ended	13 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	December 29, 2020	December 31, 2019	December 29, 2020	December 31, 2019
Net (loss)/income available to common stockholders (GAAP)	$(37,270)	$48,709	$(277,107)	$127,293
Dividends on Series A preferred stock	4,953	-	13,485	-
Direct and incremental Series A preferred stock issuance costs	-	-	10,257	-
COVID-19 related costs(1)	5,384	-	22,963	-
Impairment of assets and lease termination expenses(2)	14,603	18,247	219,333	18,247
Acquisition-related costs(3)	357	2,080	2,699	5,270
Acquisition-related contingent consideration,
compensation and amortization expenses(4)	120	1,033	(3,872)	1,033
Loss on investment in unconsolidated affiliates(5)	-	-	-	13,439
Gain on investment in unconsolidated affiliates(6)	-	(52,672)	-	(52,672)
Tax effect of adjustments(7)	(5,321)	8,141	(62,692)	3,818
Adjusted net (loss)/income (non-GAAP)	$(17,174)	$25,538	$(74,934)	$116,428

Diluted net (loss)/income per common share (GAAP)	$(0.85)	$1.10	$(6.32)	$2.86
Dividends on Series A preferred stock	0.09	-	0.27	-
Direct and incremental Series A preferred stock issuance costs	-	-	0.20	-
Assumed impact of potential conversion of Series A preferred stock into common stock(8)	0.15	-	0.80	-
COVID-19 related costs	0.10	-	0.46	-
Impairment of assets and lease termination expenses	0.27	0.41	4.36	0.41
Acquisition-related costs	0.01	0.05	0.05	0.12
Acquisition-related contingent consideration,
compensation and amortization expenses	0.00	0.02	(0.08)	0.02
Loss on investment in unconsolidated affiliates	-	-	-	0.30
Gain on investment in unconsolidated affiliates	-	(1.19)	-	(1.18)
Tax effect of adjustments	(0.10)	0.18	(1.25)	0.09
Adjusted net (loss)/income per share (non-GAAP)(9)	$(0.32)	$0.58	$(1.49)	$2.61

(1) Represents incremental costs associated with COVID-19 such as additional sanitation, personal protective equipment, and healthcare benefits and other expenses associated with furloughed staff members. For the thirteen weeks ended December 29, 2020, the Company recorded $5.4 million for these costs with approximately $2.0 million reflected in labor expenses, $3.6 million in other operating expenses and ($0.2) million in General & Administrative expenses. For the fifty-two weeks ended December 29, 2020, the Company recorded $23.0 million for these costs with approximately $2.2 million in cost of sales, $11.9 million reflected in labor expenses, $8.8 million in other operating expenses and $0.1 million in General & Administrative expenses.

(2) During the thirteen weeks ended December 29, 2020, the Company recorded impairment of assets and lease termination expenses of $0.5 million for The Cheesecake Factory restaurants, $0.3 million for North Italia, $0.1 million for Other FRC and $13.7 million for the Other segment. During the fifty-two weeks ended December 29, 2020, the Company recorded impairment of assets and lease termination expenses of $3.3 million for The Cheesecake Factory restaurants, $71.8 million for North Italia, $73.0 million for Other FRC and $71.2 million for Other.

(3) Represents costs incurred to effect and integrate the North and FRC acquisition.

(4) Represents changes in the fair value of the deferred consideration and contingent consideration and compensation liabilities related to the North and FRC acquisition, as well as amortization of acquired definite-lived licensing agreements.

(5) Represents the Company's share of pre-acquisition losses incurred by North Italia and Flower Child.

(6) Represents gain related to the acquisition of the remaining equity interest in North Italia and Flower Child.

(7) Based on the federal statutory rate and an estimated blended state tax rate, the tax effect on all adjustments assumes a 26% tax rate for fiscal 2020 and 2019.

(8) Represents the impact of assuming the conversion of Series A preferred stock into common stock (9,378,275 shares and 6,390,210 shares for the thirteen weeks and fifty-two weeks ended December 29, 2020, respectively), resulting in an assumption of 53,306,694 and 50,258,815 weighted-average common shares outstanding, respectively, for the thirteen weeks and fifty-two weeks ended December 29, 2020.

(9) Adjusted net (loss)/income per share may not add due to rounding.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100